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                                                                   EXHIBIT 10.43

                       CATELLUS DEVELOPMENT CORPORATION

                          1996 Performance Award Plan
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                               TABLE OF CONTENTS
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SECTION 1.   Purpose.................................................   1

SECTION 2.   Definitions; Rules of Construction......................   1

SECTION 3.   Eligibility.............................................   4

SECTION 4.   Awards..................................................   4

SECTION 5.   Shares of Stock and Share Units Available Under Plan....   7

SECTION 6.   Award Agreements........................................   9

SECTION 7.   Adjustments; Change of Control; Acquisitions............  11

SECTION 8.   Administration..........................................  15

SECTION 9.   Non-Employee Director Options...........................  16

SECTION 10.  Amendment and Termination of this Plan..................  18

SECTION 11.  Miscellaneous...........................................  18

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                        CATELLUS DEVELOPMENT CORPORATION
                          1996 PERFORMANCE AWARD PLAN


SECTION 1. Purpose.

The purpose of this Plan is to benefit the Corporation's stockholders by encouraging high levels of performance by individuals who contribute to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This Plan is also intended to enable the Corporation to attract, motivate and retain experienced and knowledgeable independent directors through the benefits provided under Section 9.

SECTION 2. Definitions; Rules of Construction.

(a) Defined Terms. The terms defined in this Section shall have the following meanings for purposes of this Plan:

"Award" means an award granted pursuant to Section 4 or Section 9.

"Award Agreement" means an agreement described in Section 6 or Section 9 entered into between the Corporation and a Participant, setting forth the terms and conditions of an Award granted to a Participant.

"Beneficiary" means a person or persons (including a trust or trusts) validly designated by a Participant or, in the absence of a valid designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death.

"Board of Directors" or "Board" means the Board of Directors of the Corporation.

"Cash-Based Awards" means Awards, as described in Section 4(a)(5), that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Stock.

"Change of Control" is defined in Section 7(c).

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Committee described in Section 8.

"Corporation" means Catellus Development Corporation.

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"Employee" means any employee (whether or not also a director) of the
Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Employee of any Subsidiary that is not a "subsidiary corporation" of the Corporation as defined in Code Section 424(f).

"EPS" means earnings per common share on a fully diluted basis determined by dividing (i) net earnings, less dividends on preferred stock of the Corporation by (ii) the weighted average number of common shares and common share equivalents outstanding.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Executive Officer" means executive officer as defined in Rule 3b-7 under the Exchange Act, provided that, if the Board has designated the executive officers of the Corporation for purposes of reporting under the Exchange Act, the designation shall be conclusive for purposes of this Plan.

"Fair Market Value" means the average of the closing prices of the relevant security for the five trading days immediately preceding the applicable date as reported on the composite tape of New York Stock Exchange issues (or, if the security is not so listed, the principal national stock exchange on which the security is then listed or, if the security is not listed on any national stock exchange, such other reporting system as shall be selected by the Committee). The Committee shall determine the Fair Market Value of any security that is not publicly traded using criteria as it shall determine, in its sole discretion, to be appropriate for the valuation.

"For Cause" means (i) the continued failure by the Participant to substantially perform his or her duties with the Corporation or a Subsidiary (other than any such failure resulting from his or her incapacity due to physical or mental illness), or (ii) the engaging by the Participant in conduct which is materially injurious to the Corporation, monetarily or otherwise, in either case as determined by the Committee.

"Insider" means any person who is subject to Section 16(b) of the Exchange Act.

"Net Cash Flow" means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time an Award is granted.

"Non-Employee Director" means a member of the Board of Directors of the Corporation who is not also an Employee.

"Officer" means any officer (whether or not also an employee) of the Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Officer of any Subsidiary that is not a "subsidiary corporation" of the Corporation as defined in Code Section 424(F).

"Option" means a Nonqualified Stock Option or an Incentive Stock Option, as described in Section 4(a)(1) or (2).

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"Participant" means any Employee, any Officer or any Non-Employee Director who
is granted an Award pursuant to this Plan that remains outstanding.

"Performance-Based Awards" is defined in Section 4(b).

"Performance Goal" means EPS or ROE or Net Cash Flow or Total Stockholder Return, and "Performance Goals" means any combination thereof.

"QDRO" means a qualified domestic relations order as defined in Section 414(p) of the Code or Title I, Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time (to the same extent as if this Plan was subject thereto), or the applicable rules thereunder.

"ROE" means consolidated net income of the Corporation (less preferred dividends) divided by the average consolidated common stockholders equity.

"Rule 16b-3" means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

"Share-Based Awards" means Awards, as described in Sections 4(a)(1) through (4), that are payable or denominated in or have a value derived from the value of, or an exercise or conversion privilege at a price related to, shares of Stock.

"Share Units" means the number of units under a Share-Based Award that is payable solely in cash or is actually paid in cash, determined by reference to the number of shares of Stock by which the Share-Based Award is measured.

"Stock" means shares of Common Stock of the Corporation, par value $.01 per share, subject to adjustments made under Section 7 or by operation of law.

"Stock Trading Price" means the average of the closing prices of the relevant security for 30 consecutive days as reported on the composite tape of New York Stock Exchange issues (or, if the security is not so listed, the principal national stock exchange on which the security is then listed or, if the security is not listed on any national stock exchange, such other reporting system as shall be selected by the Committee) . The Committee shall determine the Stock Trading Price of any security that is not publicly traded using criteria as it shall determine, in its sole discretion, to be appropriate for the valuation.

"Subsidiary" means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations) is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

"Total Stockholder Return" means, with respect to the Corporation or other entities (if measured on a relative basis), the (i) change in the market price of its common stock (as

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quoted in the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by
(ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure including, but not limited to, stock splits and stock dividends.

(b) Financial and Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms, including terms defined herein as Performance Goals, are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles and as derived from the audited consolidated financial statements of the Corporation, prepared in the ordinary course of business.

(c) Rules of Construction. For purposes of this Plan and the Award Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

SECTION 3. Eligibility.

Any one or more Awards may be granted to any Employee or any Officer who is designated by the Committee to receive an Award. Non-Employee Directors shall not be eligible to receive any Awards except for the Nonqualified Stock Options granted automatically without action of the Committee under the provisions of
Section 9.

SECTION 4. Awards.

(a) Type of Awards. The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other Awards:

      (1) Nonqualified Stock Options. A Nonqualified Stock Option is an Award in the form of an option to purchase Stock that is not intended to comply with the requirements of Code Section 422. Unless the Committee provides otherwise, and such provision is reflected in the Award Agreement, the exercise price of each Nonqualified Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the date that the Option is granted. All Nonqualified Stock Options granted at an exercise price not less than Fair Market Value on the date of grant shall be treated as Performance-Based Awards subject to the applicable restrictions of Section 4(b).

      (2) Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that is intended to comply with the requirements of Code Section 422 or any successor section of the Code. The exercise price of each Incentive Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the date that the Option is granted; provided, however, that the exercise price of any Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary shall not be less than 110% of such Fair Market Value. In addition, the Committee shall include such

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other terms of any Incentive Stock Option as it deems necessary or desirable to qualify the Option as an incentive stock option under the provisions of Section 422 of the Code. To the extent that the aggregate "fair market value" of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation or of other entities referenced in Code Section 422(d)(1), the Options shall be treated as Nonqualified Stock Options. All Incentive Stock Options granted at an exercise price not less than Fair Market Value on the date of grant shall be treated as Performance-Based Awards subject to the applicable restrictions of
Section 4(b).

      (3) Stock Appreciation Rights. A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the value of Stock over a base price established in the Award, payable in cash, Stock or such other form or combination of forms of payout, at times and upon conditions (which may include a Change of Control), as may be approved by the Committee. Unless the Committee provides otherwise, and such provision is reflected in the Award Agreement, the minimum base price of a Stock Appreciation Right granted under this Plan shall be not less than the lowest of the Fair Market Value of the underlying Stock on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right related to an Option (whether already outstanding or concurrently granted), the exercise price of the related Option. All Stock Appreciation Rights granted at a base price not less than Fair Market Value on the date of grant shall be treated as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

      (4) Other Share-Based Awards. The Committee may from time to time grant Awards under this Plan that provide Participants with Stock or the right to purchase Stock, or provide other incentive Awards (including, but not limited to, phantom stock or units, performance stock or units, bonus stock, dividend equivalent units, or similar securities or rights) that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock. The Awards shall be in a form determined by the Committee, provided that the Awards shall not be inconsistent with the other express terms of this Plan. Awards under this Section 4(a)(4) to Executive Officers that are either granted or become vested, exercisable or payable based on attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards under Section 4(b). Restricted stock may not be issued under this Plan.

      (5) Cash-Based Awards. Cash-Based Awards are Awards that provide Participants with the opportunity to earn a cash payment based upon the level of performance of the Corporation relative to one or more Performance Goals established by the Committee for an award cycle of more than one but not more than five years. For each award cycle, the Committee shall determine the size of the Awards, the Performance Goals, the performance targets as to each of the Performance Goals, the level or levels of achievement necessary for award payments and the weighting of the Performance Goals, if more than one Performance Goal is applicable. Cash-Based Awards to Executive Officers that are either granted or

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become vested, exercisable or payable based on attainment of one or more
Performance Goals shall only be granted as Performance-Based Awards under
Section 4(b).

(b) Special Performance-Based Awards. Without limiting the generality of the foregoing, any of the type of Awards listed in Section 4(a) may be granted as awards that satisfy the requirements for "performance-based compensation" within the meaning of Code Section 162(m) ("Performance-Based Awards"), the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation on a consolidated basis. Notwithstanding anything contained in this
Section 4(b) to the contrary, any Option or Stock Appreciation Right with an exercise price or a base price not less than Fair Market Value on the date of grant shall be subject only to the requirements of clauses (1) and (3)(A) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 4(b) (with such Awards hereinafter referred to as a "Qualifying Option" or a "Qualifying Stock Appreciation Right", respectively). With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award that is intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant.

      (1) Eligible Class. The eligible class of persons for Awards under this
Section 4(b) shall be all Employees and Officers.

      (2) Performance Goals. The performance goals for any Awards under this
Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Goals. The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Goal(s) remains substantially uncertain.

      (3) Individual Limits.

          (A) Share-Based Awards. The maximum number of shares of Stock or Share Units that are issuable under Options, Stock Appreciation Rights or other Share-Based Awards (described under Section 4(a)(4)) that are granted as Performance-Based Awards during any calendar year to any Participant under this Plan shall not exceed 1,000,000, either individually or in the aggregate, subject to adjustment as provided in Section 7. Awards that are cancelled during the year shall be counted against this limit to the extent required by Code Section 162(m).

          (B) Cash-Based Awards. The aggregate amount of compensation to be paid to any Participant under this Plan in respect of Cash-Based Awards that are granted during any calendar year as Performance-Based Awards shall not exceed $2,000,000.

      (4) Committee Certification. Before any Performance-Based Award under this
Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were

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satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a Change of Control as provided in Section 7(b).

     (5) Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Section 4(b). To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee's discretion), as the Committee may impose.

     (6) Adjustments for Material Changes. In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Committee may make adjustments to the Performance Goals and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee's judgment, the effect of the event on the applicable Performance-Based Award.

      (7) Interpretation. Except as specifically provided in this Section 4(b), the provisions of this Section 4(b) shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Executive Officers as "performance-based compensation" under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

(c) Maximum Term of Awards. No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested more than ten years after the date the Award was initially granted.

SECTION 5. Shares of Stock and Share Units Available Under Plan.

(a) Aggregate Share Limit. The maximum number of shares of Stock that may be issued pursuant to all Share-Based Awards (including Incentive Stock Options) is 4,000,000, subject to adjustment as provided in this Section 5 or Section 7.

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(b)   Aggregate Share Unit Limit. The maximum number of Share Units that may be paid pursuant to all Share-Based Awards is 4,000,000, subject to adjustment as provided in this Section 5 or Section 7. Notwithstanding the foregoing, if a Share-Based Award paid or payable in Share Units satisfies the requirements for an exclusion from the definition of a derivative security under Rule 16a-1 (c) that does not require that the Award be made under a Rule 16b-3 plan, the Share Units that may be paid under the Award shall not be counted against the Share Unit limit of this Section 5(b).

(c) Reissue of Shares and Share Units. Any unexercised, unconverted or undistributed portion of any expired, cancelled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Award under Section 5(a) or 5(b), as applicable, whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant's ownership was restricted or otherwise not vested. Shares of Stock that are issued pursuant to Awards and subsequently reacquired by the Corporation pursuant to the terms and conditions of the Awards shall be available for reissuance under the Plan. If the Corporation withholds shares of Stock pursuant to Section 5(g), the number of shares that would have been deliverable with respect to an Award but that are withheld may in effect not be issued but the aggregate number of shares issuable with respect to the applicable Award shall be reduced by the number of shares withheld and such shares shall be available for additional Awards under this Plan.

(d) Interpretive Issues. Additional rules for determining the number of shares of Stock or Share Units authorized under this Plan may be adopted by the Committee, as it deems necessary or appropriate.

(e) Treasury Shares; No Fractional Shares. The Stock which may be issued (which term includes Stock reissued or otherwise delivered) pursuant to an Award under this Plan may be treasury or authorized but unissued Stock or Stock acquired, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions to satisfy the requirements of this Plan. No fractional shares shall be issued but fractional interests may be accumulated. The Committee, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests.

(f) Consideration. The Stock issued under this Plan may be issued (subject to Section 11(d) for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Sections 11(d), 4(a)(1), 4(a)(2) and 4(a)(3), may require.

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(g)   Purchase or Exercise Price; Withholding. The exercise or purchase price
(if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid in cash or, subject to the Committee's express authorization and the restrictions, conditions and procedures the Committee may impose, any one or combination of (i) cash, (ii) a check payable to the order of the Corporation, (iii) the delivery of shares of Stock, provided that any such shares used in payment shall have been owned by the Participant at least six months prior to the date of exercise, (iv) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award, (v) notice and third party payment in such manner as may be authorized by the Committee, or (vi) the delivery of a promissory note, or other obligation for the future payment in money, the terms and conditions of which shall be determined (subject to Section 11(d) by the Committee. In the case of a payment by the means described in clause (iii) or (iv) above, the Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made.

(h) Cashless Exercise. The Committee may permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of written notice, subject to the Corporation's receipt of a third party payment in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

SECTION 6. Award Agreements.

Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth, in the case of Share-Based Awards, the number of shares of Stock or Share Units, as applicable, subject to the Award, and the price (if any) and term of the Award and, in the case of Performance-Based Awards, the applicable Performance Goals. The Award Agreement shall also set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

(a) INCORPORATED Provisions. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms, unless the Committee in the Award Agreement otherwise (consistent with applicable legal considerations) provides:

      (1) NONASSIGNABILITY: The Award shall not be assignable nor transferable, except (i) by will or by the laws of descent and distribution, or (ii) pursuant to a QDRO or any other exception to transfer restrictions expressly permitted by the Committee and set forth in the Award Agreement (or an amendment thereto) and, in the case of Awards intended to satisfy the conditions of Rule 16b-3, permitted under Rule 16b-3 (or, in the case of Awards not intended to satisfy the conditions of Rule 16b-3, as may be not inconsistent with the issue of Awards under this Plan that do satisfy the conditions of Rule 16b-3) or (iii) in the case of Awards constituting Incentive Stock Options, as permitted by the Code. The restrictions on exercise and transfer shall not be deemed to prohibit, to the extent permitted by the Committee, (a) transfers without consideration for estate and financial planning purposes, notwithstanding that the inclusion of such transfer authority may render the particular Awards

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ineligible for the benefits of Rule 16b-3, nor, (b) in the case of
Participants who are not Section 16 persons, transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement expressly permit. During the lifetime of a Participant the Award shall be exercised only by such Participant or by his or her guardian or legal representative, except as expressly otherwise provided consistent with the foregoing transfer restrictions. The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

      (2) Rights as Stockholder: A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of these securities. Except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

      (3) Withholding: The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award and these obligations shall be paid by the Participant on or prior to the payment of the Award. In the case of an Award payable in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of an Award paid in shares of Stock, a Participant shall satisfy the withholding obligation as provided in Section 5(g).

      (4) Option Holding Period: Subject to the authority of the Committee under
Section 7, a minimum six-month period shall elapse between the date of initial grant of any Option and the sale of the underlying shares of Stock, and the Corporation may impose legend and other restrictions on the Stock issued on exercise of the Options to enforce this requirement.

(b) Other Provisions. Award Agreements may include other terms and conditions as the Committee shall approve including, but not limited to, the following:

      (1) Termination of Employment: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with or services to the Company, including any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award in these circumstances, subject, in the case of Performance-Based Awards, to any applicable requirements for "performance-based compensation" under Code Section 162(m).

     (2) Vesting; Effect of Termination; Change of Control: Any other terms consistent with the terms of this Plan as are necessary and appropriate to effect the Award to the Participant including, but not limited to, the vesting provisions, any requirements for continued employment, any other restrictions or conditions (including performance requirements) of the Award, and the method by which (consistent with Section 7) the restrictions or conditions lapse, and the effect on the Award of a Change of Control.

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      (3) Replacement and Substitution: Any provisions permitting or requiring the surrender of outstanding Awards or securities held by the Participant in whole or in part in order to exercise or realize rights under or as a condition precedent to other Awards, or in exchange for the grant of new or amended Awards under similar or different terms.

      (4) Reloading. Any provisions for successive or replenished Awards including, but not limited to, reload Options.

      (5) Termination of Benefits. A provision that any and all unexercise& Awards and all rights under this Plan of a Participant who received such Award (or his or her designated Beneficiary or legal representative) and the exercise or vesting thereof, shall be forfeited if, prior to the time of such exercise, the Participant shall (i) be employed by a competitor of, or shall be engaged in any activity in competition with, the Corporation without the Corporation's consent, (ii) divulge without the Corporation's consent any secret or confidential information belonging to the Corporation, (iii) engage in any other activities which would constitute grounds for termination For Cause or (iv) be terminated For Cause.

(c) Contract Rights, Forms and Signatures. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award Agreement. No Award shall be enforceable until the Award Agreement or a receipt has been signed by the Participant and on behalf of the Corporation by an Executive Officer (other than the recipient) or his or her delegate. By executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Corporation to the Participant under the Award Agreement.

SECTION 7. Adjustments; Change of Control; Acquisitions.

(a) Adjustments. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock:

      (1) proportionately adjust any or all of

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          (A) the number and type of shares of Stock and Share Units which thereafter may be made the subject of Awards (including the specific maximum numbers of shares of Stock or Share Units set forth elsewhere in this Plan),

          (B) the number, amount and type of shares of Stock, other property, Share Units or cash subject to any or all outstanding Awards,

          (C) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or Share Units underlying the Awards,

          (D) the securities, cash or other property deliverable upon exercise or conversion of my or all outstanding Awards,

          (E) subject to Section 4(b), the performance targets or standards appropriate to any outstanding Performance-Based Awards, or

          (F)  any other terms as are affected by the event; or

      (2) subject to any applicable limitations in the case of a transaction to be accounted for as a pooling of interests under generally accepted accounting principles, provide for

          (A) an appropriate and proportionate cash settlement or distribution, or

          (B) the substitution or exchange of any or all outstanding Awards, or the cash, securities or property deliverable on exercise, conversion or vesting of the Awards.

Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment shall be made which would cause this Plan to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the Participant adversely affected thereby. The Committee may act prior to an event described in this paragraph (a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in paragraph (a).

(b) Change of Control. The Committee may, in the Award Agreement, provide for the effect of a Change of Control on an Award. Such provisions may include, but are not limited to, any one or more of the following with respect to any or all
Awards: (i) the specific consequences of a Change of Control on the Awards; (ii) a reservation of the Committee's right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iii) that only certain or limited benefits under the Awards shall be accelerated; (iv) that the Awards shall be accelerated for a limited time only; or (v) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change of Control).

In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of or in anticipation of a Change of Control including, but not limited to, any one or more of the following with respect to any or all Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (ii) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation; (iii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change of Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, (i) in no event shall the Committee be deemed to have discretion to accelerate or not accelerate or make other changes in or to any or all Awards, in respect of a transaction, if such action or inaction would be inconsistent with or would otherwise frustrate the intended accounting for a proposed transaction as a pooling of interests under generally accepted accounting principles; and (ii) if the vesting of any Award to any Insider is accelerated to a date that is less than six months after the date of the Award, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation or law in exchange for or through conversion into other securities) until the expiration of such six-month period, and the Corporation may impose legend and other restrictions on the Stock to enforce this prohibition.

(c) Change of Control Definition. For purposes of this Plan, a "Change of Control" of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

      (1) the acquisition or holding, other than in or as a result of a transaction approved by the Continuing Directors (as defined in paragraph (ii) below) of the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding shares of Stock and other stock of the Corporation entitled to vote generally in the election of directors, but excluding for this purpose:

          (A) any such acquisition (or holding) by the California Public Employees' Retirement System ("CalPERS"), which as of the date hereof holds approximately 41% of the issued and outstanding Stock of the Corporation, or while CalPERS is the beneficial owner of shares having a greater percentage of such combined voting power than the shares held by the Acquiror;

          (B) any such acquisition (or holding) by the Corporation or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Corporation or such Subsidiaries; or

          (C) any such acquisition (or holding) by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Stock and other voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Stock of the Corporation and of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors;

      (2) individuals who, as of the date hereof constitute the Board (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of the Corporation (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

      (3) approval by the stockholders of the Corporation of (A) a reorganization, merger or consolidation of the Corporation, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock or voting securities of the Corporation immediately prior to such reorganization, merger or consolidation will not, immediately following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such reorganization, merger or consolidation, or (B) a complete liquidation or dissolution of the Corporation, or (C) the sale or other disposition of all or substantially all of the assets of the Corporation.

(d) Business Acquisitions. Awards may be granted under this Plan on the terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan, to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become employees of the Corporation or a Subsidiary as the result of a merger of the employing entity with, or the acquisition of the property or stock of the employing entity by, the Corporation or a Subsidiary, directly or indirectly.

SECTION 8. Administration.

(a) Committee Authority and Structure. This Plan and all Awards granted under this Plan shall be administered by the Compensation and Benefits Committee of the Board or such other committee of the Board as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirement of Code Section 162(m). The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee.

(b) Selection and Grant. The Committee shall have the authority to determine the Employees and Officers (if any) to whom Awards will be granted under this Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, and to establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards, subject to the terms of this Plan.

(c) Construction and Interpretation. The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, Stock Appreciation Rights, or units or other Awards granted, and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

(d) Express Authority (and Limitations on Authority) to Change Terms of Awards. Without limiting the Committee's authority under other provisions of this Plan (including Sections 7 and 10), but subject to any express limitations of this Plan (including under Sections 7 and 10), the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 4(b)), to cancel, modify or waive the Corporation's rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), to modify, discontinue, suspend, or terminate any or all outstanding Awards held by Employees or Officers, with or without adjusting any holding period or other terms of the Award, in any case in such circumstances as the Committee deems appropriate. The Committee may not, however, reduce by amendment the exercise or purchase price of an outstanding award.

(e) Rule 16b-3 Conditions; Bifurcation of Plan. It is the intent of the Corporation that this Plan and Share-Based Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies any applicable requirements of

Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3

(f) Delegation and Reliance. The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an Award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Executive Officers or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer, employee or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

(g) Exculpation and Indemnity. Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any person for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.

SECTION 9. Non-Employee Director Options.

(a) Participation. Awards under this Section 9 shall be nondiscretionary, shall be made only to Non-Employee Directors and shall be evidenced by Award Agreements setting forth the terms and conditions in this Section 9 and in Sections 6(a)(1), 6(a)(2), 6(a)(3), 6(a)(4) and 6(b)(5).

(b)  Annual Option Grants.

      (1) Initial Award. After approval of this Plan by the stockholders of the Corporation, if any person who is not then an officer or employee of the Company shall become a director of the Corporation, there shall be granted automatically to such person (without any action by the Board or Committee) a Nonqualified Stock Option (the date of grant of which shall be the date such person takes office) to purchase 5,000 shares of Stock.

      (2) Subsequent Annual Awards. Immediately following the annual stockholders meeting in each year during the term of this Plan there shall be granted automatically (without any action by the Committee or the Board) a nonqualified Stock Option (the date of grant of which shall be such date) to each Non-Employee Director then continuing in office to purchase 5,000 shares of Stock.

      (3) Maximum Number of Shares. A Non-Employee Director shall not receive more than one Nonqualified Stock Option under this Section 9 in any calendar year.

(c) Option Price. The purchase price per share of the Stock covered by each Option granted under this Section 9 shall be 100% of the Fair Market Value of the Stock on the date of grant. The exercise or purchase price of the Stock issuable pursuant to any Option granted under this Section and any withholding obligation under applicable tax laws shall be paid in cash or any one or combination of (i) cash, (ii) a check payable to the order of the Corporation,
(iii) the delivery of shares of Stock, provided that any such shares used in payment shall have been owned by the Participant at least six months prior to the date of exercise or (iv) notice and third party payment to the Corporation prior to any issue of Stock and otherwise in accordance with all applicable legal requirements in such manner as may be authorized by the Committee for all Participants. In the case of a payment by the means described in clause (iii) above, the Stock to be so delivered shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment is made.

(d) Option Period and Exercisability. Each Option granted under this Section 9 and all rights or obligations thereunder shall expire ten years after the date of grant and shall be subject to earlier termination as provided below. Each Option granted under this Section 9 shall become exercisable as to 25% of the Option shares when the Stock Trading Price of the Stock equals 125% or more of the exercise price, as to 50% of the Option shares when the Stock Trading Price of the Stock equals 150% or more of the exercise price, as to 75% of the Option shares when the Stock Trading Price of the Stock equals 175% or more of the exercise price, and as to the entire Option when the Stock Trading Price of the Stock equals 200% or more of the exercise price. Notwithstanding the foregoing, the entire Option shall become exercisable on the eighth anniversary of the date of grant.

(e) Termination of Directorship. If a Non-Employee Director's services as a member of the Board of Directors terminate by reason of death, disability (the inability of the Non-Employee Director to continue to perform his or her duties as determined by the Committee) or retirement, an Option granted pursuant to this Section held by such Participant shall immediately become and shall remain fully exercisable for one year after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs. If a Non-Employee Director's services as a member of the Board of Directors terminate for any other reason, any portion of an Option granted pursuant to this Section 9 which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for three months after the date of such termination or until the expiration of the stated term whichever first occurs.

(f) Adjustments. Options granted under this Section 9 shall be subject to adjustment as provided in Section 7, but only to the extent that (i) such adjustment and the Committee's actions in respect thereof satisfy applicable criteria under Rule 16b-3 in respect of the disinterested administration of this Plan, (ii) such adjustment in the case of a Change of Control is effected pursuant to the terms of a reorganization agreement approved by stockholders of the Corporation, and (iii) such adjustment is consistent with adjustments to Options held by persons other than Executive Officers or directors of the Corporation.

(g) Acceleration Upon a Change of Control. Upon the occurrence of a Change of Control, each Option granted under this Section 9 shall become and shall remain fully exercisable for one year after the date of such Change of Control or until the expiration of the stated term of such Option, whichever first occurs; provided, however, that none of the Options granted under this Section 9 shall be accelerated to a date that is less than six months after the date of grant of such Option. To the extent that any Option granted under this Section 9 is not exercised prior to (i) a dissolution of the Corporation or (ii) a merger or other corporate event that the Corporation does not survive, and no provision is (or consistent with the provisions of this Section 9 can be) made for the assumption, conversion, substitution or exchange of the Option, the Option shall terminate upon the occurrence of such event.

(h) Limitations on Amendments. The provisions of this Section 9 with respect to the amount, purchase price and timing of Options and the eligibility requirements shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Code or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3(c)(2)(ii)(or any successor provision).

SECTION 10.    Amendment and Termination of this Plan.

The Board of Directors may at any time amend, suspend or discontinue this Plan, subject to any stockholder approval that may be required under applicable law. The Committee may at any time alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan including, but not limited to, any manner set forth in Section 8(d) (subject to any applicable limitations thereunder). Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the Participant or a Beneficiary who has become entitled to an Award.

SECTION 11.    Miscellaneous.

(a) Unfunded Plans. This Plan shall be unfunded. Neither the Corporation nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(b)   Rights of Employees and Officers.

      (1) No Right to an Award. Status as an Employee or an Officer shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or Officer or to Employees or Officers generally. Status as a Participant shall not entitle the Participant to any additional Award.

      (2) No Assurance of Employment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person's compensation or other benefits or to terminate the employment of a person with or without cause, but, nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

(c) Effective Date; Duration. This Plan has been adopted by the Board of Directors of the Corporation. This Plan shall become effective upon and shall be subject to the approval of the stockholders of the Corporation. This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after March 19, 2006. Any Award granted prior to such date may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment shall increase the number of shares subject to, comprising or referenced in such Award.

(d) Compliance with Laws. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any thereof) as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

(e) Applicable Law. This Plan, Award Agreements and any related documents and matters shall be governed in accordance with the laws of the State of California, except as to matters of Federal law.

(f) Non exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.

(g) Severability. In case any provision in this Plan shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h) Rule 16b-3 Transition Period Provisions. During the transition period in respect of Rule 16b-3, any derivative security the grant of which is intended to be exempt from Rule 16b-3 shall not be transferable other than as permitted by former Rule 16b-3(d)(ii); the exercise price or other consideration for any exempt grant or Award shall conform to any additional time and price limitations under former Rule 16b-3; and, except with respect to nondiscretionary Awards to Non-Employee Directors under Section 9, no member of the Board of Directors who is not an Employee or Officer of the Corporation shall be eligible for any Award under this Plan.